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                                                                    EXHIBIT 99.1

                                                              [LOGO OF WACHOVIA]
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Wachovia Corporation
100 North Main Street
Winston-Salem, NC 27150

                                                                   July 20, 2001

Dear Fellow Wachovia Shareholder:

      I am delighted to inform you that the North Carolina Business Court today issued an important decision that is overwhelmingly in favor of Wachovia and our merger of equals with First Union. This decision clears the way for the transaction to proceed to a shareholder vote as scheduled for Friday, August 3, 2001.

      We are extremely pleased with the Court's ruling. It strongly endorses the integrity of our Board of Directors' deliberative process and its decision to select First Union as our merger partner after carefully considering all of the alternatives. The Court's decision also decisively rejects SunTrust's attacks on the merger agreement and the reciprocal options.

      This important court decision clears the way for you to express your views by voting on the merger at our upcoming August 3rd shareholder meeting. And, of course, I ask you to vote "FOR" the merger of Wachovia and First Union on the enclosed WHITE proxy card TODAY.

      It is personally gratifying to me to see Wachovia's board and its actions so strongly endorsed by our judicial system. The Court concluded that your board is an "informed, independent, fully functional, intelligent, engaged and knowledgeable board." The Court also stated that "[the board's] selection of First Union as a merger partner was consistent with a thoroughly studied and well-conceived business strategy which had been approved by the directors well in advance of the merger decision. It was . . . a proactive measure intended by the directors to enhance Wachovia's long-term value."

      You may have received recently a letter from SunTrust claiming that the Court's ruling "opens the way" for SunTrust to complete a merger with Wachovia if Wachovia's shareholders vote down the merger with First Union. This statement, like so many that SunTrust has made over the past several months, is simply not true.

      SunTrust has not changed its position that its offer to acquire Wachovia is conditioned on the reciprocal options that Wachovia and First Union granted each other being invalidated by the Court or otherwise terminated. As I mentioned above, the Court strongly reaffirmed the validity of these options. Accordingly, SunTrust's offer remains subject to conditions that do not appear likely to be satisfied. The Court's decision to alter one of the termination provisions of our merger agreement (simply to permit either of us to terminate the merger agreement if it is not approved by shareholders) will not have any impact at all on our ability to complete the merger with First Union within our stated timetable.
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      Also, the Court specifically noted that in approving the merger agreement with this provision included, our board "acted in good faith, on an informed basis and in the best interests of the corporation." More importantly, it does not in any way require the board to pursue a merger with SunTrust--a transaction that our board has already twice rejected as not being in the best interests of our shareholders. Since that time, nothing has happened that would likely change our board's view of the risks and shortcomings of a merger with SunTrust.

      This court decision is a significant milestone in completing the negotiated merger of equals with First Union. The combination of our companies not only makes good business sense, we believe it is also in the best interest of all concerned: our shareholders, employees, customers and the communities we serve.

      We look forward to completion of the merger so that we can begin to realize the promise the new Wachovia holds for the future. We expect that our strategic partnership will create one of the preeminent financial service companies in the United States. We believe we will be positioned for long-term growth and increased shareholder value.

      If you have not yet voted, please vote today. Every vote counts and as you may have heard, if you do not vote, it is counted as a vote against us.

      Please vote "FOR" on the enclosed WHITE proxy card. We need your vote to help us create the new Wachovia and to realize its benefits for all shareholders.

Thank you for your continued support.

On Behalf of the Board of Directors

Sincerely,

L.M. BAKER, JR.
Chairman and Chief Executive Officer

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                               Important Reminder

Your vote is extremely important. We need your vote now to create the new Wachovia. If you vote for the merger on SunTrust's blue card and our white card on the same day, it could nullify your vote. Please vote FOR the merger of Wachovia and First Union by signing, dating and returning the WHITE proxy card TODAY. Please discard SunTrust's blue card.
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The proposed merger of Wachovia and First Union will be submitted to Wachovia's and First Union's shareholders for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed merger between Wachovia and First Union and any other relevant documents filed with the SEC because they contain important information. Shareholders may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Wachovia and First Union, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, from Wachovia, Investor Relations, 100 North Main Street, Winston-Salem, North Carolina 27150 (866-883-0789), or from First Union, Investor Relations, One First Union Center, Charlotte, North Carolina 28288-0206 (704-374-6782).

The information presented above may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation: (i) statements about the benefits of the merger between Wachovia Corporation and First Union Corporation, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements with respect to Wachovia's and First Union's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of Wachovia's and First Union's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the businesses of Wachovia and First Union will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (6) the failure of Wachovia's and First Union's shareholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause Wachovia's and First Union's results to differ materially from those described in the forward-looking statements can be found in Wachovia's and First Union's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Wachovia or First Union or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia and First Union do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.
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If you have any questions, require assistance in filling out your proxy card, or need additional copies of the Proxy Statement or related materials, a team of professionals is available to help you.

Please call the Shareholder Hotline at 866-883-0789 or our proxy solicitors:

           MacKenzie Partners, Inc.:          800-322-2885
           Georgeson Shareholder:             800-223-2064
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